EXHIBIT 3.119

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HII MISSION DRIVEN INNOVATIVE SOLUTIONS INC.”, CHANGING ITS NAME FROM “HII MISSION DRIVEN INNOVATIVE SOLUTIONS INC.” TO “HII DEFENSE AND FEDERAL SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2020, AT 11:25 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2020.

2058433 8100 SR# 20208422606	Authentication: 204103939 Date: 11-17-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:25 AM 11/17/2020 FILED 11:25 AM 11/17/2020 SR 20208422606 - File Number 2058433

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

HII Mission Driven Innovative Solutions Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby adopts and approves an amendment to the Corporation’s Certificate of Incorporation to replace in its entirety Article I thereof so that, as amended, such Article shall be and read as follows:

ARTICLE I: The name of the corporation is: HII Defense and Federal Solutions, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment be effective November 18, 2020.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 17th day of November 2020.

By:
Authorized Officer
Title:	Secretary
Name:	Charles R. Monroe, Jr.

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